Exhibit (g)(19)

AMENDED & RESTATED

ANNEX I

TO THE FOREIGN CUSTODY MANAGER AGREEMENT

This Amended and Restated Annex I, as amended November 5, 2018 (“Annex I”), to the Ivy Variable Insurance Portfolios Foreign Custody Manager Agreement dated March 9, 2012 (the “Agreement”), is effective as of November 5, 2018, and supersedes any prior Annex I to the Agreement.

Fund Name

Ivy VIP Asset Strategy

Ivy VIP Balanced

Ivy VIP Core Equity

Ivy VIP Corporate Bond

Ivy VIP Energy

Ivy VIP Global Bond

Ivy VIP Global Equity Income

Ivy VIP Global Growth

Ivy VIP Government Money Market

Ivy VIP Growth

Ivy VIP High Income

Ivy VIP International Core Equity

Ivy VIP Limited-Term Bond

Ivy VIP Mid Cap Growth

Ivy VIP Natural Resources

Ivy VIP Pathfinder Aggressive

Ivy VIP Pathfinder Conservative

Ivy VIP Pathfinder Moderate

Ivy VIP Pathfinder Moderate-Managed Volatility

Ivy VIP Pathfinder Moderately Aggressive

Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility

Ivy VIP Pathfinder Moderately Conservative

Ivy VIP Pathfinder Moderately Conservative – Managed Volatility

Ivy VIP Science and Technology

Ivy VIP Securian Real Estate Securities

Ivy VIP Small Cap Core

Ivy VIP Small Cap Growth

Ivy VIP Value